UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 25, 2013

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah                            84121
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Dynatronics Corporation (the “Company”) held its Annual Meeting of Shareholders on November 25, 2013.  A total of 2,106,621 shares (approximately 84%) of the issued and outstanding shares of the Company’s common stock were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1.	The shareholders voted to elect five individuals to the Board of Directors for the fiscal year ending June 30, 2014 and until their successors have been elected and qualified, as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining

Kelvyn H. Cullimore, Jr.	532,030	10,627	57,133
Larry K. Beardall	524,020	18,637	57,133
Howard L. Edwards	517,174	25,483	57,133
Joseph H. Barton	517,174	25,483	57,133
R. Scott Ward, PhD	540,448	2,209	57,133

2.	The shareholders voted to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining

509,280	81,188	9,322

3.	The shareholders voted to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation to be held every three (3) years as follows:

1 Year	2 Years	3 Years

155,808	25,094	399,568

4.
The shareholders voted on an advisory or non-binding basis to ratify the Board’s selection of Larson & Company as the Company’s independent registered public accountant for fiscal year ending June 30, 2014 as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining

1,865,253	117,339	124,029

As reported by the Company on a Current Report on Form 8-K filed on December 9, 2013 with the Securities and Exchange Commission, subsequent to the Annual Meeting, on December 6, 2013, the Audit Committee of the Board of Directors dismissed Larson & Company as the Company’s independent registered public accounting firm.  The report of Larson & Company on the Company’s financial statements as of and for the year ended June 30, 2013, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

By way of background, on October 26, 2012, the Company previously dismissed Tanner LLC as the Company’s independent registered public accounting firm, as disclosed in a Current Report on Form 8-K filed October 30, 2012, which also disclosed the engagement by the Company of Larson & Company. The report of Tanner LLC on the Company’s financial statements as of and for the year ended June 30, 2012, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s most recent fiscal year ended June 30, 2013, and the subsequent period through Decenber 6, 2013, there were (i) no disagreements with Larson & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Larson & Company would have caused them to make reference thereto in connection with this Report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal year ended June 30, 2012, and the subsequent period through December 6, 2013, there were (i) no disagreements with Tanner LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tanner LLC would have caused them to make reference thereto in connection with this Report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Additionally, following the dismissal of Larson & Company, on December 6, 2013, the Company engaged Mantyla McReynolds LLC, an independent member of the BDO Seidman Alliance, as its new independent registered public accounting firm.  The appointment of Mantyla McReynolds LLC was made by the Audit Committee of the Company’s Board of Directors. The Company’s Board of Directors also approved the decision to engage Mantyla McReynolds LLC as the Company’s new independent registered public accounting firm.

During the two most recent fiscal years and through December 6, 2013, the Company had not consulted with Mantyla McReynolds LLC regarding any of the following:

(a)  The application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Mantyla McReynolds LLC did not provide either a written report or oral advice to the Company that Mantyla McReynolds LLC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or

(b)  The subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Terry M. Atkinson
Terry M. Atkinson, CPA
Chief Financial Officer

Date: December 17, 2013